Exhibit 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces 1-for-15 Reverse Unit Split

Houston, Texas (October 30, 2020) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership” or “SMLP”) announced today that the Board of Directors of its general partner has approved a 1-for-15 reverse unit split on its common units representing limited partner interests in the Partnership (the “common units”), effective after the market closes on November 9, 2020. The common units will begin trading on a split-adjusted basis on November 10, 2020.

Pursuant to the reverse unit split, common unitholders will receive one common unit for every 15 common units owned at the close of business on November 9, 2020. All fractional units created by the reverse unit split will be rounded to the nearest whole unit, as provided by the Partnership’s partnership agreement. The Partnership’s common unit count will be reduced from approximately 56,624,887 outstanding common units to approximately 3,774,992 outstanding common units post-split. The Partnership’s common units will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “SMLP” but will trade under a new CUSIP.

The Partnership’s transfer agent, American Stock Transfer and Trust Company, will act as the exchange agent. Please contact American Stock Transfer and Trust Company for further information at (800) 937-5449.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering services pursuant to primarily long-term and fee-based gathering and processing agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity investment in Double E Pipeline, LLC, which is developing natural gas transmission infrastructure that will provide transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, information concerning completion of the reverse unit split, the terms and timing of the reverse unit split, the impact of completion of the reverse unit split and the Partnership’s ability to maintain compliance with the NYSE continued listing requirements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020, Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the Securities Exchange Commission on May 8, 2020, and Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the Securities Exchange Commission on August 10, 2020, each as amended and updated from time to time. Any forward-looking statements in this press release, are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact: Ross Wong, Senior Director, Corporate Development & Finance, 832-930-7512, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP

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